Exhibit (k)(4)

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

CREDIT AGREEMENT

dated September 18, 2020

among

FLAT ROCK OPPORTUNITY FUND,

as Borrower,

THE LENDERS PARTY HERETO,

and

EAGLE POINT CREDIT MANAGEMENT LLC,

as Agent

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1.	INTERPRETATION	1

SECTION 2.	THE FACILITY	2

SECTION 3.	CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS	12

SECTION 4.	REPRESENTATIONS AND WARRANTIES	15

SECTION 5.	AFFIRMATIVE COVENANTS	20

SECTION 6.	NEGATIVE COVENANTS	25

SECTION 7.	FINANCIAL COVENANTS	28

SECTION 8.	EVENTS OF DEFAULT AND REMEDIES	25

SECTION 9.	MISCELLANEOUS	31

SECTION 10.	DEFINITIONS; CONSTRUCTION	38

SCHEDULES

SCHEDULE 1	–	INITIAL TERM LOANS
SCHEDULE 2	–	FORM OF VALUATION STATEMENT

EXHIBITS

EXHIBIT A-1	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-2	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-3	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-4	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

-i-

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is made as of September 18, 2020 (the “Closing Date”) among Flat Rock Opportunity Fund, a closed-end management investment company that has registered as an investment company under the Investment Company Act (the “Borrower”), as borrower, certain funds and accounts managed by Eagle Point Credit Management LLC (“Eagle Point”), as lenders (in such capacity, collectively, the “Lenders”) and Eagle Point as the administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”).

The Borrower has requested that the Lenders provide certain term loans and revolving loans, and the Lenders, acting through the Agent, are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1. INTERPRETATION

(a)           Definitions. The terms defined in Section 10 and in the Exhibits and Appendices hereto will have the meanings therein specified for purposes of this Agreement.

(b)          Valuations and Calculations. All valuations or calculations herein or under any other Transaction Document shall be in Dollars. All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with Appropriate Accounting Principles.

(c)           References to Agreements, Laws and Persons. Unless otherwise expressly provided herein, (i) references to documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted hereby; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (iii) references to any Person include its successors and permitted assigns.

(d)           Other References. Unless otherwise specified, (i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (ii) the words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision thereof, (iii) Article, Section, Exhibit and Appendix references are to the Transaction Document in which such reference appears, (iv) the term “including” is by way of example and not limitation, and (E) Section headings are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Transaction Document.

SECTION 2. THE FACILITY

(a)	Term Loans.

(i)             Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make to the Borrower on the Closing Date an initial term loan (each such loan, an “Initial Term Loan”), in an amount equal to such Lender’s Initial Term Loan Commitment; provided that no Lender shall have an obligation to make an Initial Term Loan in excess of such Lender’s Initial Term Loan Commitment. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.

(ii)           Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make to the Borrower, as Borrower may request, on each Delayed Draw Borrowing Date, a delayed draw term loan (each such loan, a “Delayed Draw Term Loan” and together with the Initial Term Loan, the “Term Loan”), in an amount up to the unfunded amount of such Lender’s applicable Delayed Draw Term Loan Commitment; provided that no Lender shall have an obligation to make a Delayed Draw Term Loan in excess of such Lender’s Delayed Draw Term Loan Commitment. Each Lender’s Delayed Draw Term Loan Commitment shall automatically be reduced immediately upon and in the principal amount of each Delayed Draw Term Loan made hereunder. If there exists any unfunded Delayed Draw Term Loan Commitments on the Delayed Draw Term Loan Commitment Termination Date, then on such date each Lender shall make, and the Borrower shall accept, a Delayed Draw Term Loan equal to the amount of such Lender’s remaining unfunded Delayed Draw Term Loan Commitment such that after giving effect to the making of such Delayed Draw Term Loans, the aggregate principal amount of Term Loans made by the Lenders shall be equal to the amount of the Term Loan Commitments. Each Lender’s Delayed Draw Term Loan Commitment shall terminate immediately and without further action on the Delayed Draw Term Loan Commitment Termination Date after giving effect to the funding, if any, of such Lender’s Delayed Draw Term Loan Commitment on such date.

(iii)            Any principal amounts repaid in respect of any Term Loan, in whole or in part, may not be reborrowed. All amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Maturity Date.

(b)	Revolving Loans.

(i)             Subject to the terms and conditions set forth herein and during the Revolving Commitment Period, each Lender, severally and not jointly, agrees to make revolving loans (each, a “Revolving Loan”) to the Borrower; provided that after giving effect to the making of any Revolving Loans, in no event shall the outstanding balance of all Revolving Loans exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2(b)(i) may be repaid and reborrowed during the Revolving Commitment Period.

(ii)           The Borrower may borrow, prepay, and reborrow the Revolving Loan, as further provided herein. All Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than the Maturity Date.

(c)           Borrowings. The Borrower may request that the Lenders make a Delayed Draw Term Loan or Revolving Loan by delivering to the Agent an executed irrevocable notice (each, a “Borrowing Notice”) not later than 10:00 a.m. (New York time) at least six (6) Business Days prior to the date of the requested Borrowing Date unless such notice period is waived by the Agent in its sole discretion. The aggregate amount of each borrowing of Delayed Draw Term Loan or Revolving Loan by Borrower shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000 in excess of such amount (or, if less, the remaining unfunded Revolving Loan Commitment or the unfunded Delayed Draw Term Loan Commitment, as applicable). Each Borrowing Notice delivered pursuant to this Section 2(c) must specify the requested Borrowing Date and amount of requested borrowing; provided that the Lenders shall not be obligated to fund a Delayed Draw Term Loan or a Revolving Loan more than twice each month unless such restriction is waived by the Agent in its sole discretion. If any such Borrowing Notice is not delivered by the time referred to above, then it shall be deemed to have been given on the next Business Day.

(d)	Repayment of Revolving Loans.

(i)             Whenever the Borrower desires to make a repayment under the Revolving Loans, the Borrower shall deliver to the Lenders an executed repayment notice (each, a “Repayment Notice”) at least three (3) Business Days in advance of the proposed date of repayment. Revolving Loans shall be repaid in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of such amount. On the applicable repayment date, the Borrower shall make the proceeds of such repayment as outlined in the Repayment Notice available to each Lender in accordance with Section 2(l).

(ii)           The Borrower unconditionally promises to repay to the Lenders on the Maturity Date (or such earlier date if the Commitment shall be terminated in whole pursuant to this Agreement) the aggregate principal amount of Loans outstanding on such date, together with all accrued but unpaid interest thereon, all fees (including, without limitation, the Commitment Fees) and other Obligations payable hereunder.

(e)           Optional Prepayments of Term Loans. The Borrower may voluntarily prepay any Term Loan, in whole or in part, together with all accrued but unpaid interest thereon and, in the case of any prepayment made prior to the second (2nd) anniversary of the Closing Date, the Make Whole Premium, by irrevocable written notice to the Agent not later than 1:00 p.m. (New York time) thirty (30) days (and not more than sixty (60) days) prior to the proposed date of prepayment. Any prepayment of a Term Loan shall be in a principal amount of at least $500,000 and an integral multiple of $100,000 in excess of such amount (or, if less, the entire principal amount thereof then outstanding). Prepayments in whole pursuant to this Section 2(e) shall not, in and of themselves, constitute a termination of this Agreement by the Borrower.

(f)	Mandatory Prepayments.

(i)             Subject to Section 5 and Section 7, if, at any time, the Asset Coverage Ratio as stated on the most recent Valuation Statement is less than 200% or if a Responsible Officer of the Borrower becomes aware intra-month that the Asset Coverage Ratio is less than 200%, the Borrower shall immediately apply in accordance with the procedures set forth in Section 2(l) all of the Collections in the Custody Account or any Subsidiary Custody Account to repay the outstanding Loans until the Asset Coverage Ratio after such payments exceeds 215%; provided that (x) the Borrower may retain no more than $250,000 in the Custody Account and all Subsidiary Accounts, taken together, to be used exclusively for the payment of the Borrower’s and any Permitted Subsidiary’s operating expenses and (y) for administrative convenience only, the Borrower shall not be obligated to make payments to the Lenders under this Section unless the aggregate amount of the payments being made on a given date exceeds $50,000. Any amounts paid in accordance with this Section 2(f)(i) shall be applied first, to reduce the outstanding Revolving Loans, and then, to reduce the Term Loans.

(ii)           Subject to Section 5 and Section 7, if at any time, the Modified Asset Coverage Ratio as stated on the most recent Valuation Statement or if a Responsible Officer of the Borrower becomes aware intra-month that the Modified Asset Coverage Ratio is less than 150%, the Borrower shall immediately apply in accordance with the procedures set forth in Section 2(l) all of the Collections in the Custody Account or any Subsidiary Custody Account to repay the outstanding Loans until the Modified Asset Coverage Ratio after such payments exceeds 165%; provided that (x) the Borrower may retain no more than $250,000 in the Custody Account and all Subsidiary Accounts, taken together, to be used exclusively for the payment of the Borrower’s and any Permitted Subsidiary’s operating expenses and (y) for administrative convenience only, the Borrower shall not be obligated to make payments to the Lenders under this Section unless the aggregate amount of the payments being made on a given date exceeds $50,000. Any amounts paid in accordance with this Section 2(f)(ii) shall be applied first, to reduce the outstanding Revolving Loans, and then, to reduce the Term Loans.

(iii)            The Borrower will give written notice to the Agent at least thirty (30) days prior to the occurrence of a Change of Control, which notice shall (A) state the expected effective date of such Change of Control, (B) contain an offer to repay the Loans and all other Obligations hereunder in full as of the effective date of such Change of Control in an amount equal to the sum of (x) the product of (1) 101%, times (2) the principal amount of the outstanding Loans, plus (y) all accrued but unpaid interest on the principal amount of the outstanding Loans, and (C) set forth the calculation of the payment described under the preceding subclause (B). Notwithstanding the foregoing, any notice of a Change of Control may state that the offer to repay the Loans in accordance with this Section 2(f)(iii) is conditioned upon the effectiveness of the Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Within ten (10) days following the receipt of such notice, the Agent, on behalf of the Lenders, shall notify the Borrower in writing whether the Lenders accept the offer of repayment of the Loans as set forth herein and, to the extent necessary, provide the Borrower with the Agent’s calculation of the repayment amount due under this Section 2(f)(iii), which calculations shall be conclusive absent manifest error. In the event the Lenders accept the Borrower’s offer to repay the Loans in accordance with this Section 2(f)(iii), the Borrower shall so repay the Loans and all other Obligations in full in accordance with the agreed upon calculations on the effective date of such Change of Control. In the event the Lenders reject the Borrower’s offer to repay the Loans in accordance with Section 2(f)(iii), the Loans and all other Obligations shall remain outstanding and the Transaction Documents shall remain in full force and effect. Each Lender’s determination to accept or reject the Borrower’s offer to repay the Loans as set forth herein shall be made in such Lender’s sole discretion.

(iv)             The Borrower shall repay any Temporary Revolving Loan within sixty (60) days following the applicable Borrowing Date.

(g)           Incremental Term Loan Commitments. Borrower may, by written notice to Agent (each, an “Incremental Term Loan Request”), request one or more increases in the Term Loan Commitment (each, an “Incremental Term Loan Commitment” and the term loans thereunder, each an “Incremental Term Loan”) at any time; provided that no commitment of any Lender shall be increased without the consent of such Lender in such Lender’s sole discretion and no Lender shall be required to participate in any Incremental Term Loan. Each Incremental Term Loan Request shall set forth (x) the amount of the Incremental Term Loan Commitment being requested (which shall be in a minimum amount of $1,000,000 and multiples of $500,000 in excess thereof) and (y) the date on which such Incremental Term Loan is requested to become effective (which, unless otherwise agreed by Agent and the Lenders providing such Incremental Term Loan, shall not be less than six (6) days nor more than sixty (60) days after the date of any Incremental Term Loan Request (the “Incremental Effective Date”)). Upon delivery of the applicable Incremental Term Loan Request to Agent, such Incremental Term Loan Commitment shall be offered to all Lenders pro rata according to the respective outstanding principal amounts of the Loans and Commitments held by each Lender (or in such other proportion as may be agreed by the Lenders and the Agent). The Agent shall have up to ten (10) days to deliver a response regarding the amount of the requested Incremental Term Loan that the Lenders will provide. If the existing Lenders fail to provide the full amount of the requested Incremental Term Loan, the Borrower may offer it to new lenders which may join this Agreement, with all terms and conditions to such Incremental Term Loans remaining unchanged with the possible exception of any mutually agreed amendments to the Interest Rate and fees to be applicable to such Incremental Term Loans.

(i)            Conditions. Notwithstanding anything in this Agreement to the contrary, no Incremental Term Loan shall become effective under this Section 2(g) unless, after giving effect to such Incremental Term Loan:

(A)             no Default or Event of Default shall exist or result from the incurrence of such Incremental Term Loan;

(B)              on a pro forma basis after giving effect to the incurrence of any Incremental Term Loan, the Borrower is in compliance with the Financial Covenants;

(C)              all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifier therein) both before and after giving effect to such Incremental Term Loan (except to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); and

(D)             Agent shall have received a certificate duly executed by an officer of the Borrower, certifying as to the foregoing.

(ii)           Required Amendments. Borrower agrees that, upon the effectiveness of any Incremental Term Loan Commitment, this Agreement shall be amended to the extent necessary to reflect the existence of such Incremental Term Loan Commitment. From and after each Incremental Effective Date, the Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2(g) shall (A) constitute Term Loans and Term Loan Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Transaction Documents and (B) without limiting the foregoing, benefit equally and ratably from the security interests created by the applicable Transaction Documents. The Borrower shall take any actions reasonably required by the Agent and the Lenders to ensure and/or demonstrate that the Liens and security interests granted by the applicable Transaction Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Term Loans and Incremental Term Loan Commitments.

(h)           Lender’s Obligations Several. All Loans shall be made by the Lenders proportionately to their respective applicable Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make the Loans hereunder.

(i)	Accrual and Payment of Interest and Fees.

(i)             Each Loan shall bear interest on the outstanding principal amount thereof for each day at a rate per annum equal to 6.90%; provided that for each day that (A) the Borrower fails to maintain a rating as required pursuant to Section 5(o) or (B) the Borrower’s rating is below BBB- from Egan-Jones Ratings Company or its equivalent from another NRSRO, each Loan shall bear interest at a rate per annum equal to 7.40%. All accrued and unpaid interest on the Loans shall be due and payable on the last day of the applicable Interest Period and at such other times as may be specified herein.

(ii)           On the Closing Date, the Borrower agrees to pay to the Lenders, as compensation for the funding of the Term Loan, a closing fee in an amount equal to 2.50% of the Term Loan Commitments as of the Closing Date, which fee shall take the form of original issue discount and be net funded from the proceeds of the Term Loan. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(iii)            The Borrower agrees to pay to the Lenders, as compensation for providing the unfunded Revolving Commitments, the Commitment Fee, which fee shall accrue at all times from and after the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Section 3(b) is not met. Any accrued and unpaid Commitment Fee shall be due and payable on the last day of the applicable Commitment Fee Interest Period and at such other times as may be specified herein.

(iv)             Upon the occurrence and during the continuation of an Event of Default, the principal amount of the outstanding Loans and, to the extent permitted by Applicable Law, any past due interest payments on the Loans, any unpaid prepayment premium and any fees or other amounts owed hereunder, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall (unless waived in writing by the Lenders) thereafter bear interest (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) at the Default Rate. Interest payable at the Default Rate in accordance with this Section 2(i)(iv) shall be payable by the Borrower (x) in the case of any Event of Default other than an Event of Default pursuant to Section 8(h), on demand and (y) in the case of an Event of Default pursuant to Section 8(h), automatically and without further notice or action by any party. For the avoidance of doubt, payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

(j)             Evidence of Indebtedness. Agent shall maintain, as agent for the Lenders, at Agent’s principal office, a register for the recordation of the names and addresses of each Lender and the Loans owed to each Lender by the Borrower (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall record in the Register the interest and the outstanding balance of the Loans, and each repayment or prepayment in respect of the principal amount of and interest and other amounts with respect to the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the principal outstanding amount of the Loans, or the Borrower’s Obligations in respect thereto. No transfer of the Loans and/or any interests therein shall be effective until such transfer is recorded in the Register. The Borrower hereby designates the entity serving as Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2(j).

(k)           Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

(l)             Payments Generally. Except as otherwise expressly provided herein, all payments hereunder (including, but not limited to, payments made pursuant to Sections 2(d), (e), (f) and (i)) shall be in Dollars and the Borrower shall make each payment hereunder not later than 4:00 p.m. (New York time) on the date specified herein to each Lender’s account in accordance with payment instructions provided by such Lender to the Borrower in writing from time to time in accordance with such Lender’s pro rata share of the Loans (which pro rata share shall be provided by the Agent in writing from time to time). All payments received after 4:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(m)          No Set-off or Withholding. All payments by or on behalf of the Borrower to the Lenders (including for purposes of this Section 2(m), any assignee, successor, or participant or an economic arrangement that is similar to a participation) hereunder shall be made to the Lenders in full without condition or reduction for any counterclaim, defense, recoupment or setoff.

(n)	Taxes

(i)             Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(iii)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)             Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 20 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph.

(v)           Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(vi)	Status of Lenders.

(A)             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2(n)(vi)(B)(1),

(2) and (4) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(B)              Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(1)           any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;

(2)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

A.       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E (as applicable)establishing an exemption from, or reduction of,

U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

C.       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit A-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or

D.       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E

(as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit A-2 or Exhibit A-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit A-4 on behalf of each such direct and indirect partner;

(3)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(4)           if a payment made to the Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vii)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (vii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(viii)        Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(o)           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)             the Commitment Fee payable pursuant to Section 2(i)(iii) shall cease to accrue on the unused Commitment of such Defaulting Lender; and

(ii)           the Commitments of such Defaulting Lender shall not be included in determining whether the Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9(b)).

In the event that the Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the provisions of this Section 2(o) shall cease to apply to such Lender.

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS

(a)           Conditions Precedent to Effectiveness. This Agreement shall become effective upon satisfaction (or waiver by the Agent) of the following conditions precedent:

(i)            The Agent shall have received each of the following documents, duly executed, each (unless otherwise specified below) dated the Closing Date and in form and substance satisfactory to the Agent:

(A)          duly executed counterpart of this Agreement;

(B)           duly executed Security Documents and all documents required to be delivered thereunder on the Closing Date, including UCC-1 financing statements;

(C)           certified copies of (1) the Organization Documents and the Offering Documents (including any amendments or supplements thereto) of the Borrower, (2) the resolutions of the board of directors of the Borrower authorizing and approving the execution, delivery and performance by the Borrower of this Agreement, the Security Agreement, and the other Transaction Documents and the Loans hereunder, and otherwise satisfactory to the Agent, and (3) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to this Agreement, the Security Agreement, and any other Transaction Document;

(D)           a certificate of the Borrower certifying the names and true signatures of the Responsible Officers of the Borrower authorized to sign this Agreement, the Security Agreement, any other Transaction Document, or any other document to be delivered hereunder or thereunder;

(E)           certificates evidencing the good standing of the Borrower in its jurisdiction of formation dated a date not earlier than twenty (20) days prior to the Closing Date as to the good standing of the Borrower;

(F)           the results of tax, judgment and Lien searches on the Borrower, obtained by and satisfactory to the Agent, and dated as of a recent date;

(G)           the initial rating and confirmation letter as set forth in Section 5(o), which shall be reasonably acceptable to the Agent;

(H)          an opinion letter of Thompson Hine LLP, counsel to the Borrower, in form and substance satisfactory to the Agent;

(I)            a true and correct written copy of the Valuation Methodology in effect on the Closing Date; and

(J)           such other assurances, certificates, documents, consents, or opinions as the Agent reasonably may request in writing.

(ii)           The Borrower shall have paid all fees and expenses required to be paid by it on the Closing Date in accordance with Section 2(i)(ii) and Section 9(e).

(iii)          The Custody Account shall have been established by the Borrower and the Control Agreement shall have been executed with respect thereto.

(iv)          The Agent shall have completed its due diligence review with respect to the Borrower and the Investment Adviser and is satisfied, in its sole and absolute discretion, with the result of its due diligence review, including its due diligence review of the Borrower’s Investment Policies and Restrictions. The Lenders shall have received all documentation and other information that the Lenders have reasonably requested in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(v)          To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification to the Agent at least five days prior to the Closing Date.

(b)           Conditions Precedent to All Loans. The obligation of the Lenders to make any Loan is subject to satisfaction (or waiver by the Agent) of the following conditions precedent:

(i)           The representations and warranties contained in Section 4 or any other Transaction Document or any document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Loan immediately prior to and after giving effect to such Loan (except (x) to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (y) any representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects).

(ii)           Immediately before and immediately after giving effect to such proposed Loan, no Default or Event of Default shall exist or would occur.

(iii)          On a pro forma basis after giving effect to the incurrence of the proposed Loan, the Borrower shall be in compliance with the Financial Covenants.

(iv)          Immediately prior to and immediately after giving effect to such Loan, (A) the Total Outstandings shall not exceed either the Commitment Amount or the Maximum Amount, and (B) no Regulatory Event exists or would occur.

(v)           The Agent shall have received a Valuation Statement dated as of a date not more than 48 hours preceding such Borrowing Date.

(vi)           The Collateral Requirement has been satisfied.

(vii)          The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.

(viii)        Immediately prior to and immediately after giving effect to such Loan, the Asset Coverage Ratio is at least 300% (using Net Asset Values as calculated within 48 hours preceding such Borrowing Date); provided that, notwithstanding the foregoing, to the extent the Asset Coverage Ratio is less than 300% but greater than 200% as calculated pursuant to this clause (viii) immediately prior to and immediately after giving effect to such Loan, the Borrower shall not be restricted from borrowing a Temporary Revolving Loan.

(c)           The Agent shall have received a duly executed certificate of a Responsible Officer of the Borrower certifying that the conditions specified in Section 3(a) (solely for the initial Loan) and Section 3(b), as applicable, have been satisfied on and as of the date of the making of a Loan.

SECTION 4. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants, as to itself and each of its Permitted Subsidiaries, to the Agent and the Lenders as of the Closing Date and as of each Borrowing Date (both immediately before and immediately after giving effect thereto) that:

(a) Existence, Qualification and Power. The Borrower and each Permitted Subsidiary (i) is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing would reasonably be expected to result in a Material Adverse Effect, (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and to execute, deliver and perform its obligations under each Transaction Document, (iv) has all requisite governmental licenses, authorizations, consents and approvals to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (v) has all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under each Transaction Document.

(b)           Authorization; no Contravention. The Organization Documents of the Borrower expressly authorize the Borrower to borrow money. The execution, delivery and performance by the Borrower and each Permitted Subsidiary of each Transaction Document to which it is a party (when delivered) and the grant of the security interest contemplated hereby and thereby with respect to the Collateral are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s or any Permitted Subsidiary’s Organization Documents, (ii) contravene any material contractual restriction binding on it or require any consent under any material agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Liens upon any property or assets of the Borrower or any Permitted Subsidiary other than Liens in favor of the Agent pursuant to the Transaction Documents, or (iv) violate any Applicable Law (including the Securities Act of 1933, the Exchange Act and the Investment Company Act and the regulations thereunder) or writ, judgment, injunction, determination or award.

(c)           Governmental Authorizations; Other Consents. Except for any filings contemplated by the Security Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any Permitted Subsidiary of any Transaction Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

(d)           Compliance with Laws and Other Agreements.

(i)             The Borrower and each Permitted Subsidiary is in compliance in all material respects with its Organization Documents.

(ii)           The Borrower and each Permitted Subsidiary is in material compliance with the requirements of Applicable Law (including the Investment Company Act and the Securities Act of 1933) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

(iii)            The borrowing of the Loans, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents are permitted by the provisions of the Investment Company Act, as well as all rules, regulations and orders issued by the SEC thereunder.

(e)           Binding Effect. This Agreement and the other Transaction Documents are legal, valid and binding obligations of the Borrower and each Permitted Subsidiary party thereto, duly executed and enforceable against the Borrower and any such Permitted Subsidiary in accordance with their respective terms in all respects, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)           No Default. No Default has occurred and is continuing.

(g)           No Material Adverse Effect. Since the later of (i) December 31, 2019 and (ii) the most recently ended fiscal year for which annual reports have been prepared for Borrower and delivered to the Agent under Section 5(b)(i), no event or condition has resulted in, or would be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect, and no Regulatory Event has occurred and is continuing.

(h)           Absence of Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Permitted Subsidiary or against any of their respective properties or revenues that (i) are reasonably likely to result in a Material Adverse Effect or (ii) challenge the legality, validity or enforceability of this Agreement, the Security Agreement or any other Transaction Document.

(i)             Investment Company Act. The Borrower is a closed-end management investment company and is subject to regulation under the Investment Company Act. The Borrower is not an Indirect Fund or a “business development company” within the meaning of the Investment Company Act. None of the Lenders nor the Agent is an “affiliated person”, “promoter” or “principal underwriter” of the Borrower or any Permitted Subsidiary within the meaning of the Investment Company Act. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Code.

(j)             Ownership of Property. The Borrower and each Permitted Subsidiary has good and marketable title to the Collateral, free and clear of Liens other than as are created under the Security Agreement and Permitted Liens. Neither the Borrower nor any Permitted Subsidiary has made any currently effective registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the Collateral including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements other than with respect to Permitted Liens.

(k)           Taxes. The Borrower and each Permitted Subsidiary has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions except to the extent not delinquent (after giving effect to any extension granted by the applicable tax authority) and has paid all federal and all other material taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except as otherwise permitted herein. Neither the Borrower nor any Permitted Subsidiary has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any Permitted Subsidiary and is not aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any Permitted Subsidiary not to be subject to the normally applicable statute of limitations. The Borrower and each Permitted Subsidiary is in compliance with all requirements of the Code applicable to regulated investment companies under subchapter M, so as to be relieved of federal income tax on net investment income and net capital gains distributed by it.

(l)             Solvency. (i) The present fair market value of the Borrower’s and its Permitted Subsidiaries’ (taken as a whole) assets exceeds the total amount of the Borrower’s and its Permitted Subsidiary’s (taken as a whole) liabilities (including, without limitation, contingent liabilities); (ii) the Borrower and its Permitted Subsidiaries’ (taken as a whole) have capital and assets sufficient to carry on their businesses; (iii) neither the Borrower nor its Permitted Subsidiaries’ (taken as a whole) has engaged or will engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction; and (iv) neither the Borrower nor its Permitted Subsidiaries (taken as a whole) intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Neither the Borrower nor any Permitted Subsidiary will be rendered insolvent by the execution, delivery and performance of the Transaction Documents or by the consummation of the transactions contemplated under this Agreement.

(m)             No Sovereignty. Neither the Borrower nor any Permitted Subsidiary has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Applicable Law of any jurisdiction.

(n)           Full Recourse. The Loans are made with full recourse to the Borrower and constitute direct, unconditional, unsubordinated, senior secured Indebtedness of the Borrower.

(o)           Disclosure. All information provided by or on behalf of the Borrower and each Permitted Subsidiary to the Agent or the Lenders in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of the Borrower provided to the Agent or the Lenders (other than any projections or forward looking statements, pro forma financial information, information of a general economic or general industry nature and all third party information and reports), when taken as a whole, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the time and circumstances under which such statements were made. All written financial projections with respect to the Borrower that have been prepared by or on behalf of the Borrower and that have been made available to the Agent by or on behalf of the Borrower in connection with this Agreement have been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time of delivery thereof, it being recognized by the Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(p)           Licenses; Approvals. All licenses, permits, approvals, concessions or other authorizations material to the conduct of the business of the Borrower and each Permitted Subsidiary have been duly obtained and are in full force and effect.

(q)           Investment Policies and Restrictions.

(i)             Since the date of the Prospectus, there have been no changes in the Investment Policies and Restrictions. To date, the Borrower’s and each Permitted Subsidiary’s investments have been in compliance with the Investment Policies and Restrictions in all material respects at all times.

(ii)           The Investment Policies and Restrictions are fully and accurately described to the extent required by Applicable Law in the Borrower’s Offering Documents, as supplemented, amended, or otherwise modified to date.

(r)            ERISA.

(i)             As of the date hereof, neither the Borrower nor any Permitted Subsidiary has any liability under or with respect to any Plan, Pension Plan or Multiemployer Plan.

(ii)           The Investment Adviser (as investment manager for the Borrower and in its own capacity) acknowledges and agrees that neither the Lenders nor the Agent nor any representatives of the Lenders or the Agent has acted or shall act as a “fiduciary” within the meaning of ERISA with respect to the assets of the Borrower, including any Plan Investor (as defined below) (including in connection with the retention or exercise of its rights under any Transaction Document) and neither the Lenders nor the Agent nor any representative of the Lenders or the Agent has or will have rendered, or has any authority to render, any advice with respect to any investments of the Borrower or any Permitted Subsidiary or any other assets or transactions of the Investment Adviser.

(iii)            At any time that, and so long as, any assets of the Borrower or any Permitted Subsidiary include “plan assets” (within the meaning of 29 C.F.R. Sec. 2510.3-101, as modified by Section 3(42) of ERISA) subject to Section 406 of ERISA and/or Section 4975 of the Code, or constitute “plan assets” for purposes of any other applicable statute, regulation or other rule which is materially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), the following shall apply:

(A)          The Investment Adviser is an “investment manager” (as defined in ERISA) of the Borrower and a fiduciary with respect to the plan assets of each of the “benefit plan investors”, as defined in Section 3(42) of ERISA, and of any investing plan subject to Similar Law, to the extent of such investors’ assets invested in or otherwise held with the Borrower (the “Plan Investors”); and is a “QPAM” within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption 84-14, as amended (“PTCE 84-14”).

(B)           The Investment Adviser has full power and authority to negotiate, approve, execute and deliver (and has negotiated and approved) all documentation relating to this Agreement, the other Transaction Documents and the Loans and to engage in the Loans and the transactions inherent in the Loans on behalf of the Borrower and its Plan Investors.

(C)           All of the requirements and conditions of Part I “General Exemption” of PTCE 84-14 have been met with respect to the Agreement and the Loans and that the entering into and performance of this Agreement and each Loan effected hereunder and any other transactions contemplated under the Transaction Documents (including with respect to any Loans or such other transactions entered into prior to the date on which the Borrower becomes subject to Title I of ERISA or Section 4975 of the Code but which remain outstanding on or after such time) do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code.

(D)          Neither this Agreement, any other Transaction Document nor the making of any Loan shall result in a violation of any applicable Similar Law.

(s)            Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, each Permitted Subsidiary and each of their respective directors, officers and employees with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower and, to its knowledge, each of its officers, employees, directors agents and affiliates are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in the Borrower or any Permitted Subsidiary being designated as a Sanctioned Person. Neither the Borrower, any Permitted Subsidiary nor any of their respective directors, officers, employees, agent or affiliates is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement or the other Transaction Documents will violate any Anti-Corruption Law, Anti-Terrorism Law or applicable Sanctions.

(t)             No Subsidiaries. The Borrower does not have any Subsidiaries other than Permitted Subsidiaries.

(u)	Custody Account.

(i)             The Custody Account is the only account to which any agent or administrative agent for any Investment Asset of the Borrower or, if applicable, the Obligor to the extent the Borrower has the right to so direct the Obligor with regard to such Investment Asset, has been directed to remit all Collections with respect to such Investment Asset.

(ii)           Each Subsidiary Custody Account is the only account to which any agent or administrative agent for any Investment Asset of any Permitted Subsidiary or, if applicable, the Obligor to the extent such Permitted Subsidiary has the right to so direct the Obligor with regard to such Investment Asset, has been directed to remit all Collections with respect to such Investment Asset.

(iii)            All Collections received by the Borrower or any Permitted Subsidiary (other than any receipt into the Custody Account or any Subsidiary Custody Account) with respect to Investment Assets of the Borrower or any Permitted Subsidiary, as applicable, are held and shall be held in trust for the benefit of the Agent, on behalf of the Lenders, until deposited into the Custody Account or a Subsidiary Custody Account, as applicable, as required herein.

SECTION 5. AFFIRMATIVE COVENANTS

So long as a Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

(a)           Existence. Except as otherwise permitted by Section 6(c), the Borrower shall and shall cause each Permitted Subsidiary to (x) preserve and maintain its corporate existence and (y) do all things necessary to preserve, renew and keep in full force and the rights, licenses, permits, privileges and franchises necessary for the conduct of its business. The Borrower shall maintain in full force and effect its registration as a closed-end management investment company under the Investment Company Act. The Investment Adviser is registered as an investment adviser under the Advisers Act and is Borrower’s Investment Adviser.

(b)           Reporting Requirements. The Borrower will furnish to the Agent or cause to be furnished to the Agent:

(i)             as soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with Appropriate Accounting Principles, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent (it being understood and agreed that Cohen & Company, Ltd. is reasonably acceptable to the Agent), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii)           as soon as possible and in any event within three (3) Business Days following the end of each calendar month, a Valuation Statement as of the last day of the calendar month most recently ended; provided that if the Borrower is not in compliance with the Financial Covenants, upon request of the Agent, the Borrower shall provide to the Agent additional calculations of the Asset Coverage Ratio and the Modified Asset Coverage Ratio on a weekly basis or with such other frequency as the Agent may reasonably request;

(iii)            as soon as possible (and in any event within one (1) Business Day) after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of (x) a breach of any Financial Covenant, Default or Event of Default, (y) the commencement of, or any material adverse development in, any material litigation or similar legal proceeding affecting the Borrower, any Permitted Subsidiary or the Investment Adviser or (z) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect (in each case including any dispute, litigation, investigation, proceeding or suspension between the Borrower, any Permitted Subsidiary or the Investment Adviser and any Governmental Authority), a statement of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

(iv)             promptly after any request by the Agent, copies of any detailed final audit reports, management letters or recommendations submitted to the Borrower by independent accountants in connection with the accounts or books of the Borrower;

(v)           promptly after filing thereof with the SEC or the delivery thereof to the shareholders of the Borrower, copies of all annual and semi-annual reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature so delivered;

(vi)             promptly upon receipt by the Borrower or any Permitted Subsidiary of any notice or communication from the Custodian (including, without limitation, any notice of demand, notice of default or notice of exercise of set-off rights), copies of all such notices and communications; and

(vii)           promptly after written request therefor, (x) such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any Permitted Subsidiary as the Agent may from time to time reasonably request (subject to any applicable obligations of confidentiality) and (y) information and documentation requested by the Agent, or any Lender through the Agent, as reasonably required for the Agent or such Lender to comply with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to this Section 5(b) may be delivered electronically to the Agent and if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Agent has access (whether a commercial, third-party website or whether sponsored by the Agent).

(c)           Valuation Methodology.

(i)             The Borrower shall, and shall cause each Permitted Subsidiary to, comply in all material respects with the Valuation Methodology in determining the Market Value of the Collateral.

(ii)           Unless the Agent reasonably consents to a replacement valuation agent, the Investment Adviser shall at all times use the valuation agent that is in place on the Closing Date.

(d)           Use of Proceeds. The Borrower shall use the proceeds of the Term Loans and the Revolving Loans for investments and general corporate purposes of Borrower. Without limiting the foregoing, Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Registration Statement or any Applicable Law.

(e)           Payment of Obligations. The Borrower shall, and shall cause each Permitted Subsidiary to, pay and discharge as the same shall become due and payable: (i) all federal and other material taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any Permitted Subsidiary shall be required to pay or discharge any such tax, assessment, claim, charge or levy so long as and to the extent that (x) the same is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, (y) the same is the subject of an extension granted by the applicable tax authority or (z) such taxes, assessments, claims, charges and levies do not at any time exceed $100,000 in the aggregate for the Borrower and all Permitted Subsidiaries for which the Borrower or any Permitted Subsidiary may be or become liable or to which any of their respective properties may be or become subject; and (ii) (x) all lawful claims which, if unpaid, would become a Lien on its property (other than Permitted Liens); and (y) all other obligations, liabilities and Indebtedness (other than lawful claims, obligations, liabilities and Indebtedness not in excess (in the aggregate for the Borrower and all Permitted Subsidiaries) of the Threshold Amount), as and when due and payable.

(f)            Inspection Rights. The Borrower shall, and shall cause each Permitted Subsidiary to, at any reasonable time during normal business hours and upon reasonable prior written notice, from time to time permit the Lenders, the Agent or any agent or representative thereof to (i) visit and inspect the properties of the Borrower and each Permitted Subsidiary and discuss the affairs, finances, assets and accounts of the Borrower and each Permitted Subsidiary with any of the officers, directors or other representatives of the Borrower or any Permitted Subsidiary and (ii) discuss the affairs, finances, assets and accounts of the Borrower with its independent certified public accountants (provided that the Agent and the Lenders shall give the Borrower reasonable prior notice and the opportunity to participate in any discussions with Borrower’s independent accountants or any other non-employees), and to examine and make copies of and abstracts from their records and books of account, all at the expense of the Borrower; provided, however, that (1) unless an Event of Default is in existence, the Borrower shall have no obligation to pay for inspections conducted under this paragraph (g) in excess of twice per calendar year, and (2) during the existence of an Event of Default, the Lenders, the Agent or any agent or representative thereof may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. In addition, upon request of the Agent or the Lenders, the Borrower will conduct a meeting (which may be held telephonically) with the Agent and the Lenders at a time and place to be reasonably agreed to discuss the most recently reported financial results and the financial condition of the Borrower and its Permitted Subsidiaries and any other matters reasonably requested to be discussed by the Agent or the Lenders, at which meeting there shall be present a responsible financial officer and such other officers of the Borrower and the Permitted Subsidiaries as may be reasonably requested to attend by the Agent or the Lenders.

(g)           Collateral Requirement. The Borrower shall, and shall cause each Permitted Subsidiary to, take such actions as are necessary or as the Agent shall reasonably request from time to time to comply with the Collateral Requirement (subject to any exception or exclusion expressly set forth herein or in any Security Document), and shall promptly notify the Agent upon having knowledge that the Lien of the Agent pursuant to the Security Documents has been materially impaired.

(h)           Keeping of Books. The Borrower shall, and shall cause each Permitted Subsidiary to, keep proper books of record and account as are necessary to prepare financial statements in accordance in all material respects with Appropriate Accounting Principles.

(i)             Compliance with Investment Company Act. The Borrower shall comply with (i) Section 18 of the Investment Company Act in all respects and (ii) all other requirements of the Investment Company Act in all material respects.

(j)             Compliance with Other Laws. The Borrower shall, and shall cause each Permitted Subsidiary to, comply (i) with the requirements of all other Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (B) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect, and (ii) in all respects with all Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

(k)             Compliance with Investment Policies and Restrictions and Advisory Agreement.

(i)             The Borrower shall, and shall cause each Permitted Subsidiary to, comply with the Investment Policies and Restrictions in all material respects at all times.

(ii)           The Borrower shall (and shall cause the Investment Adviser to) comply with the Advisory Agreement in all material respects.

(l)             Material Agreements. The Borrower shall, and shall cause each Permitted Subsidiary to, comply with the terms of each provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which the Borrower or such Permitted Subsidiary is a party or by which the Borrower, such Permitted Subsidiary or any of their respective properties or assets is bound in which the failure to comply would reasonably be expected to result in a Material Adverse Effect.

(m)             Custody Account. The Borrower shall, and shall cause each Permitted Subsidiary to:

(i)             maintain all its assets in the Custody Account or applicable Subsidiary Custody Account;

(ii)           upon delivery by the Agent to the Custodian of a “Notice of Exclusive Control” (as defined in the Control Agreement), cease all trading with respect to the Custody Account and each Subsidiary Custody Account;

(iii)            ensure delivery by the Custodian of a means (website access, daily reports) of allowing the Agent to monitor, on a real-time basis, all cash movements and other activities occurring in the Custody Account and each Subsidiary Custody Account; and

(iv)             direct any agent or administrative agent for any Investment Asset to remit all Collections with respect thereto, and, if applicable, to direct the Obligor with respect to such Investment Asset, to remit all such Collections with respect to such Investment Asset, directly to the Custody Account or applicable Subsidiary Custody Account.

(n)             Further Assurances.

(i)             The Borrower agrees that upon the request of the Agent, it shall, and shall cause each Permitted Subsidiary to, execute and/or deliver any additional agreements, documents and instruments, and take such further actions as the Agent may reasonably deem necessary (i) to assure the Agent and/or the Lenders have a first priority perfected lien on the Collateral and (ii) to carry out the provisions and purposes of the Transaction Documents, in each case subject to any exception or exclusion expressly set forth herein or in any Security Document. Such agreements, documents or instruments or actions shall be reasonably satisfactory to the Agent.

(ii)           The Borrower shall take and shall cause each Permitted Subsidiary to take all actions as are necessary or as the Agent may reasonably request from time to time to ensure that the obligations of the Borrower hereunder are (x) secured by all of the assets of each Permitted Subsidiary (subject to such exceptions as are expressly set forth in the Security Documents or agreed to with the prior written consent of the Agent) and (y) guaranteed, including the execution and delivery of a Subsidiary Guaranty, by all Permitted Subsidiaries (including, concurrently with the acquisition or creation thereof).

(o)           Rating Confirmation. The Borrower shall, at its sole cost and expense, cause to be maintained at all times during the term of this Agreement a rating from a NRSRO. The Borrower shall provide the NRSRO with any information as to the Borrower’s affairs as may be reasonably requested by the NRSRO in connection with such rating. The Borrower further shall provide the rating from the NRSRO, which shall be in a form that may be provided to the Securities Valuation Office of the National Association of Insurance Commissioners, to the Agent at least annually.

SECTION 6. NEGATIVE COVENANTS

So long as a Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

(a)           Indebtedness.

(i)             The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(ii)           The Borrower shall not, and shall not permit any Permitted Subsidiary, to issue, sell, create, incur or assume any Senior Security (other than, solely in the case of the Borrower, Senior Securities Representing Indebtedness otherwise permitted hereunder).

(iii)            No Permitted Subsidiary shall incur any Indebtedness other than Indebtedness under the Transaction Documents.

(b)           Liens. The Borrower shall not and shall not permit any Permitted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, including the Collateral, except Permitted Liens. For the avoidance of doubt, any assets of the Borrower and any assets of a Permitted Subsidiary shall constitute Collateral and shall be pledged in favor of the Agent subject to Permitted Liens.

(c)           Mergers, Etc. The Borrower shall not, and shall not permit any Permitted Subsidiary, to merge or consolidate with or into another Person, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired); provided that any Permitted Subsidiary may (x) merge (A) with and into another Permitted Subsidiary to the extent the surviving Subsidiary continues to meet the definition of “Permitted Subsidiary” or (B) with and into the Borrower provided there are no materially adverse tax and regulatory consequences of such merger, (y) dispose of any of its assets to another Permitted Subsidiary or the Borrower or (z) dissolve, liquidate or otherwise cease to exist; provided that all rights and interests in and to all property, assets and liabilities of such Permitted Subsidiary are assumed by or transferred to the Borrower or another Permitted Subsidiary.

(d)           Line of Business. The Borrower shall not engage in any business other than as described in its Organization Documents and Offering Documents.

(e)           No Amendment of Investment Policies and Restrictions, Valuation Methodology, Organization Documents. The Borrower shall not agree to or otherwise permit to occur (without prior notice to, and the prior written consent of, the Agent or the Lenders, which consent shall not be unreasonably withheld in any respect to proposed amendment referenced in the succeeding clause (i) if such amendment is not adverse to the Agent or the Lenders) any amendment, supplement or other modification of any of the terms or provisions of its Prospectus, Registration Statement, Investment Policies and Restrictions, Valuation Methodology or Organization Documents, in each case (i) relating to valuation of assets or the determination of Net Asset Value, or (ii) that (A) would reasonably be expected to adversely affect the rights and remedies of the Lenders or the Agent under any Transaction Document, (B) would reasonably be expected to result in a Material Adverse Effect, or (C) otherwise fails to comply with the terms of this Agreement or any other Transaction Document.

(f)            Distributions, Repurchases and Redemptions. The Borrower will not declare or make any dividend payment or other distribution of assets, property, Cash, rights, obligations or securities on account of any Borrower Equity Interests, or purchase, redeem, retire or otherwise acquire for value any Borrower Equity Interests, whether now or hereafter outstanding, if immediately before or after giving effect thereto, a breach of the Financial Covenants, a Default or an Event of Default would exist. The Borrower will not redeem any Preferred Equity Securities prior to the payment in full of the Obligations, unless approved in writing by the Agent.

(g)           Dividend Declarations. The Borrower will not declare dividends or distributions that would be paid or scheduled to be paid more than three (3) months from the date of such declaration.

(h)           Custodian. The Borrower shall not, and shall not permit any Permitted Subsidiary to, enter into any other custody agreement or equivalent arrangement relating to the Collateral with any Person other than the Custodian without the prior written consent of the Agent.

(i)             Investments. The Borrower shall not, and shall not permit any Permitted Subsidiary to, purchase, hold or acquire any Investment, except in accordance with the Investment Policies and Restrictions.

(j)             Use of Proceeds.

(i)             The Borrower shall not, and shall not permit any Permitted Subsidiary to, use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, in a way that would violate Regulation T, Regulation U or Regulation X.

(ii)           The Borrower will not request any Loan, and the Borrower shall not use and shall not permit any Permitted Subsidiary to use, and shall procure that the directors, officers, employees and agents of the Borrower and each Permitted Subsidiary shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(k)           Restrictive Agreements. The Borrower shall not, and shall not permit any Permitted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien under the Transaction Documents upon any of its property other than (i) restrictions or conditions imposed by Law or this Agreement or the other Transaction Documents and (ii) customary restrictions contained in leases, licenses and other contracts restricting the assignment thereof not subject to a waiver. The Borrower shall not permit any Permitted Subsidiary to, except as set forth the Transaction Documents to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Permitted Subsidiary to make, directly or indirectly, any distribution to the Borrower.

(l)             Transactions with Affiliates. The Borrower shall not, and shall not permit any Permitted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) not otherwise prohibited under this Agreement and not in violation of the Investment Company Act, (ii) in the ordinary course of the Borrower’s business, and (iii) on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(m)             Subsidiary. The Borrower shall not form, or permit to exist, any Subsidiary other than Permitted Subsidiaries. No Permitted Subsidiary shall be permitted to form or permit to exist any Subsidiary.

(n)           Instructions to Obligors. The Borrower shall not make any change, or permit any Permitted Subsidiary or the Investment Adviser to make any change, in its instructions to administrative or payment agents or Obligors regarding payments to be made with respect to the Collateral to the Custody Account or any Subsidiary Custody Account, unless the Agent has given prior written consent to such change.

(o)           Accounting. The Borrower shall not change its accounting policies or financial reporting practices except as required or permitted by Appropriate Accounting Principles.

SECTION 7. FINANCIAL COVENANTS.

The Borrower shall maintain (a) an Asset Coverage Ratio of 200% or greater on any day and (b) a Modified Asset Coverage Ratio of 150% or greater on any day (each a “Financial Covenant” and together, the “Financial Covenants”). The calculations performed by the Investment Adviser for purposes of determining the Borrower’s compliance with the Financial Covenants shall be consistent with the Valuation Methodology. In addition, the value assigned to each Investment Asset shall be the same value used to determine the Borrower’s Net Asset Value for purposes of selling its shares as of the applicable calculation date. Notwithstanding the foregoing, in the event that the Agent believes in good faith that (x) the Investment Adviser’s calculation of Total Assets is not representative of fair value pursuant to Appropriate Accounting Principles and (y) as a result, the Borrower may be in breach of the Financial Covenants, the Agent may engage, at Borrower’s sole cost and expense, Houlihan Lokey Financial Advisors, Inc. (or another third party valuation adviser acceptable to the Agent) (such advisor, the “Valuation Adviser”) to value the Collateral for purposes of conducting the calculations for the Financial Covenants. In the event the calculations by the Valuation Adviser result in the Borrower’s breach of one or both of Financial Covenants, the Valuation Adviser shall continue to value the Collateral for purposes of such calculations until (A) the Asset Coverage Ratio exceeds 215% and (B) the Modified Asset Coverage Ratio exceeds 165%.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES

If any of the following events (each, an “Event of Default”) shall occur:

(a)           Payment Default. The Borrower shall fail to pay (i) any of the outstanding principal of any Loan when due; (ii) any accrued interest on any Loan within three (3) Business Days after the due date; or (iii) other amounts or fees owing pursuant to any of the Transaction Documents (including amounts required to be paid pursuant to Section 2(f)) within five (5) Business Days after the due date;

(b)           Specific Covenants. The Borrower shall fail to perform or observe any term, covenant, or agreement contained in (i) Section 5(a), (b), (d), (g), (i), (m), (o), Section 6, or Section 4 of the Security Agreement; and (ii) Section 7(b) and such failure remains unremedied for a period of at least sixty (60) days;

(c)           Failure to Pay Custodian. The Borrower or any Permitted Subsidiary shall fail to pay to the Custodian any fees, expenses or charges, payable by the Borrower or any Permitted Subsidiary under the Custody Agreement or any Subsidiary Custody Agreement and such failure entitles the Custodian to seek repayment of such fees, expenses or charges from the Custody Account or any Subsidiary Custody Account;

(d)           Default under Transaction Documents. The Borrower or any Permitted Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than Section 7) or any other Transaction Document (in each case, not otherwise specified in Subsections (a) to (d) above) to which such Person is a party, to be performed or observed by the Borrower or any Permitted Subsidiary and such failure remains unremedied for fifteen (15) days after the Borrower or the Permitted Subsidiary has knowledge thereof;

(e)           Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Permitted Subsidiary herein or in any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall be incorrect or misleading in any material respect when made or deemed made (except for any representation or warranty that is qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects); provided that the failure of any representation, warranty or certification to be true when made or deemed made will not constitute an Event of Default hereunder or under any other Transaction Document if (i) such failure is capable of being cured, (ii) such failure is cured within thirty (30) days after the Borrower has knowledge thereof and (iii) such failure has not had and would not be reasonably be expected to have during such 30-day period a Material Adverse Effect;

(f)            Invalidity of Transaction Documents. Any provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the payment in full in cash of all the Obligations, ceases to be in full force and effect; or the Borrower, any Permitted Subsidiary, the Custodian, any Governmental Authority or any investor in the Borrower or any Affiliate of the Borrower contests in any manner the validity or enforceability of any provision of any Transaction Document; or the Borrower or any Permitted Subsidiary denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any provision of any Transaction Document;

(g)           Cross-Default. The Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any applicable notice requirement, grace period or waiver) in respect of any Indebtedness (other than Indebtedness hereunder) and the aggregate outstanding principal amount for or in respect of all such Indebtedness exceeds the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which is to cause, or to permit the counterparty, holder or holders, or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such Persons) to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) after giving effect to any applicable notice requirement, grace period or waiver;

(h)           Inability to Pay Debts; Attachment; Insolvency Proceedings, Etc. (i) The Borrower or any Permitted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; (iii) the Borrower or any Permitted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or any Permitted Subsidiary and the appointment continues undischarged or unstayed for sixty (60) days; (v) any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or (vi) the Borrower or any Permitted Subsidiary shall take any action to authorize any of the actions set forth above in this Section 8(h);

(i)             Judgments. There is entered against the Borrower or any Permitted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall continue unsatisfied or unstayed for thirty (30) days;

(j)             Occurrence of Certain Events.

(i)             any adverse determination made by the SEC or any other Governmental Authority for a material violation or material breach of the Investment Company Act by the Borrower, any Permitted Subsidiary or the Investment Adviser (with respect to its management of the Borrower);

(ii)           the revocation, suspension or termination of any license, permit or approval held by the Borrower, any Permitted Subsidiary or the Investment Adviser that, in the reasonable judgment of the Agent, is necessary for the conduct of business or management of the Borrower;

(iii)	any Subsidiary shall not be a Permitted Subsidiary;

(iv)	the Borrower ceases to be a closed-end management investment company;

or

(v)           either Robert K. Grunewald or Shiloh Bates ceases to be employed by the Investment Adviser or an Affiliate of the Investment Adviser as an employee in a management level position or as a portfolio manager that is actively involved in the management of the Borrower.

(k)           Lien Defects. The Collateral Requirement shall cease to be satisfied, as determined by the Agent in its sole discretion acting in good faith, or the Lenders and/or the Agent shall cease to have a first priority perfected lien on the Collateral;

(l)             Criminal Charges. Any officer of the Borrower or the Investment Adviser that has material involvement with the investment activities of the Borrower or the Investment Adviser shall have been indicted, with respect to a Governmental Authority in a jurisdiction in the United States, or criminally charged with an offense by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one (1) year, for a fraudulent act, a violation of securities or banking laws, or for a willful act intended to cause harm to, or loss suffered by, the Borrower, the Investment Adviser, or their respective businesses, if such officer continues to have responsibilities for the performance by the Borrower or the Investment Adviser on any day occurring after the first twenty (20) days after such indictment or such criminal charge.

(m)             Advisory Agreement. The Borrower shall permit or cause any Advisory Agreement to be terminated or, without the Agent’s prior written consent, permit or cause any Advisory Agreement to be amended, waived or otherwise modified in any respect that (i) would reasonably be expected to be materially adverse to the Lenders or (ii) would require the consent or approval of shareholders of the Borrower pursuant to the Borrower’s Organizational Documents or Section 15(a) of the 1940 Act; or

(n)           Investment Policies. The Borrower (or any Permitted Subsidiary or any Investment Adviser) takes any action in material violation of the Investment Policies and Restrictions or any Advisory Agreement;

then, and during the occurrence of such event, the Agent may (i) declare the Loans, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Transaction Documents to be forthwith due and payable, whereupon the Loans, all such interest and fees and all such other amounts hereunder and under the Transaction Documents shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) declare the obligation of the Lenders to make any Loan to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 8(h), (x) the Loans, all accrued interest and all accrued other amounts payable, including fees, under this Agreement and under the other Transaction Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (y) the obligation of the Lenders to make Loans shall automatically be terminated.

In addition to the foregoing, upon the occurrence of an Event of Default, the Agent may, at its option, (A) deliver the requisite notice in accordance with the Control Agreements with respect to the Custody Account and/or any Subsidiary Custody Agreement to provide the Agent with exclusive control, (B) instruct the Custodian to transfer the whole or any part of the Collateral with a Market Value not in excess of the Obligations then outstanding into the name of the Agent or the name of its nominee, (C) notify the Obligors on any Collateral to make payment directly to the Agent or its nominee of any amounts due thereon, (D) take control or grant its nominee the right to take control of any proceeds of the Collateral, (E) liquidate any or all of the Collateral, (F) withdraw and/or sell any or all of the Collateral and apply any such Collateral as well as the proceeds of any such Collateral to all unpaid Obligations in such order as the Agent determines in its sole discretion, and exercise any other rights and remedies under any Transaction Document, at law or in equity. The Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.

SECTION 9. MISCELLANEOUS

(a)           Effectiveness. This Agreement shall become effective on the Closing Date.

(b)           Amendments, waivers, etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lenders, the Borrower and the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           Notices and Other Communications. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission and electronic mail) and delivered to such numbers or addresses set forth on the relevant signature blocks hereto or as given from each party to the other in writing from time to time; provided that electronic mail may be used only to distribute routine communications, such as financial statements and other information as provided in Section 5(b). All notices and other communications shall be deemed to be effective upon receipt. The Lenders and the Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

(d)           No Waiver; Cumulative Remedies. No failure by the Lenders or the Agent to exercise, and no delay by the Lenders or the Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(e) Expenses. The Borrower agrees to pay or reimburse the Lenders and the Agent for (i) all reasonable fees, costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement and other Transaction Documents executed and delivered on or prior to the Closing Date (including background checks and other due diligence), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, the reasonable fees and disbursements of counsel to Lenders and the Agent, (ii) all reasonable costs and expenses (including the reasonable fees and disbursements of counsel to Lenders and the Agent), incurred in connection with any amendment, waiver, consent or other modification of the provisions hereof and the other Transaction Documents (whether or not such transactions are consummated), and (iii) all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to Borrower, the other Transaction Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to Lenders and the Agent (including all such reasonable costs and out-of-pocket expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). All such amounts shall be payable (x) with respect to clause (i), on the Closing Date and (y) otherwise, within thirty (30) days after written demand therefor together with a reasonably detailed invoice.

(f)            Indemnification. The Borrower shall indemnify and hold harmless the Lenders, the Agent, their respective Affiliates and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including all reasonable legal fees and expenses of one law firm plus any local counsel deemed appropriate by such law firm) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Permitted Subsidiary of any kind or nature, which may at any time be imposed on, incurred by or asserted against any such Indemnitee in connection with (i) the execution, delivery and performance by the parties thereto of their respective obligations under this Agreement or any other Transaction Document and the transactions contemplated hereby or thereby, and the consummation and administration of the transactions contemplated hereby and thereby (other than with respect to legal fees and disbursements incurred on or prior to the date hereof), or (ii) any actual or prospective claim, litigation, investigation or proceeding brought or threatened whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Permitted Subsidiary, and regardless of whether such Indemnitee is designated a party thereto, relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby, a Lender’s or the Agent’s activities in connection herewith or therewith or any actual or proposed use of proceeds of Loans hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee. No Indemnitee or other party hereto shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

(g)           Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Permitted Subsidiary is made to any Lender, or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

(h)           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and the Agent, (ii) the Agent may not assign or otherwise transfer any of its rights or obligations hereunder except to any Affiliates of any Lender or of the Agent or any Person sponsored, administered, managed or financed by any Lender or the Agent or any Affiliate thereof, and (iii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to the Agent, another Lender, any Affiliate of any Lender, the Agent or any Person sponsored, administered, financed or managed by any Lender, the Agent or any Affiliate thereof or any other Person (other than a natural person) approved by the Agent and, unless an Event of Default has occurred and is continuing at the time of such assignment, the Borrower (each such approval not to be unreasonably withheld or delayed), (B) by way of participation in all or a portion of such Lender’s rights and/or obligations hereunder (including all or a portion of its Commitment and/or the Loans), or (C) by way of pledge or assignment of a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). The Borrower agrees that each such assignee or participant will be entitled to the benefits of Sections 9(f), (l) and (v) to the same extent as if it were a Lender.

(i)             Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The indemnification provisions of Section 9(f) will apply to any such sub-agent. The Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(j)             No Third Party Beneficiary. Nothing in this Agreement or any other Transaction Document, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto or thereto, their respective successors and assigns permitted hereby or thereby, and, to the extent expressly contemplated hereby or thereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(k)           Increased Cost. The Borrower shall reimburse or compensate each Lender, upon written demand, for all costs incurred, losses suffered or payments made by such Lender which are applied or reasonably allocated by such Lender to the transactions contemplated herein (all as determined by such Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, such Lender or Change in Law or in the interpretation or application thereof after the date hereof; and compliance by such Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law (including any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Loan hereunder or any change in the basis or rate of taxation of payments to the Lender in respect thereof); provided that such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or reduce any such amounts and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment).

(l)             Confidentiality. Each Lender and the Agent agrees to maintain the confidentiality of all information received from or an behalf of the Borrower relating to the Borrower or its business (“Borrower Confidential Information”), and the Borrower agrees to maintain, and cause each Permitted Subsidiary to maintain the confidentiality of each of the Transaction Documents and all other information received from the Lenders or the Agent, including all reports prepared by the Agent or the Lenders (“Lender Confidential Information” and, together with Borrower Confidential Information, “Confidential Information”) except that the Borrower may disclose Lender Confidential Information and the Lenders or the Agent may disclose Borrower Confidential Information (i) to its and its respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature thereof and instructed to keep the content thereof confidential and that such party shall be responsible for any breach or failure to comply with this Section 9(l)(i) (or any instruction hereunder) by its Representatives); (ii) to the extent requested by any regulatory or self-regulatory authority or required by Applicable Laws, or in the case of the Borrower, as determined in good faith or on the advice of counsel to be necessary for compliance with Applicable Laws, or by any subpoena or similar legal process or, with respect to a Lender, by any rating agency then rating the commercial paper notes issued by or on behalf of the Lender or other debt obligations of the Lender or its Affiliates; (iii) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (iv) in the case of the Lenders or the Agent, subject to an agreement containing provisions substantially similar to those of this Section 9(l), to any actual or prospective permitted assignee or participant in such Lender’s rights or obligations under this Agreement or any credit insurance (or credit re-insurance) provider of such Lender; (v) with the consent of the Borrower with respect to the disclosure of Borrower Confidential Information, and with the consent of the Lenders and the Agent with respect to the disclosure of Lender Confidential Information; or (vi) to the extent such Confidential Information (A) is available to the disclosing Person on a nonconfidential basis prior to disclosure by the other Person, (B) becomes publicly available other than as a result of a breach of this Section 9(l), (C) becomes available to the disclosing Person on a nonconfidential basis from a source other than the other Person or (D) is developed by the receiving Person without reliance on Confidential Information. It is understood and agreed that regulators having jurisdiction over the Agent or the Lenders shall have unrestricted access to all books, records, files and other materials in the Agent’s or the Lenders’ possession, including any Borrower Confidential Information, and disclosure of any Borrower Confidential Information to such persons solely for purposes of supervision or examination may occur without written notice to or authorization from the Borrower.

(m)             Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, indebtedness or other obligation at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender hereunder or under any other Transaction Document, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit, indebtedness or obligation. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(n)           Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by Applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(o)           Counterparts; Integration. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto. This Agreement, together with the other Transaction Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(p)           Survival. Notwithstanding any provision to the contrary, (i) all representations and warranties made hereunder and in any other Transaction Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and (ii) the provisions of Sections 9(f), 9(l), 9(m), 9(v) and 9(y) shall survive any termination of this Agreement.

(q)           Severability. If any provision of this Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(r)            Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(s)            Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other party hereto or any of their respective Related Parties in any way relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Transaction Document shall affect any right that the Agent or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Borrower or its properties in the courts of any other jurisdiction. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such other party hereto at its address set forth beneath its signature hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(t)             WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

(u)           Judgment Currency. If, under any Applicable Law and whether pursuant to a judgment being made or registered against the Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the “Other Currency”) other than Dollars then, to the extent that the payment (when converted into Dollars at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase Dollars with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section 9(u), “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase Dollars with the Other Currency and shall take into account any premium and other costs of exchange.

(v)           Appointment as Agent; Limitation of Liability. Each Lender irrevocably appoints the Agent as its administrative agent and collateral agent under this Agreement and the other Transaction Documents and authorizes the Agent or any Affiliate of the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto. The Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents.

(w)             Conflicts Disclosure; Waiver and Exculpation. The Borrower hereby acknowledges that the Lenders, the Agent and their respective Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial, trading or investment banking business with (including the provision of brokerage, asset management and advisory services to) any issuer of an Investment Asset or their respective Affiliates or any other Person having obligations relating to the Borrower, or Permitted Subsidiary or any Investment Asset, and may act with respect to such business in the same manner as if this Agreement or the Loans did not exist (including in a way that may be directly or indirectly adverse to the interests of the Borrower). The Borrower hereby waives any claim in respect of any such potential or actual conflict, and agrees that it will not seek to hold the Lenders, the Agent or their respective Affiliates liable for any losses or obligations of the Borrower that may result with respect to such business.

(x)           USA PATRIOT Act. The Lenders and the Agent (for itself and not on behalf of the Lenders) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower and each Permitted Subsidiary which information includes the name of the Borrower and each Permitted Subsidiary and other information that will allow the Lenders or the Agent, as applicable, to identify the Borrower and each Permitted Subsidiary in accordance with the USA PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Lenders and the Agent, as applicable.

(y)           Acknowledgements. The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents; (ii) none of the Agent nor the Lenders has any fiduciary or advisory relationship with or duty to the Borrower or any Permitted Subsidiary arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Borrower or any Permitted Subsidiary, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lenders or Agent and the Borrower or any Permitted Subsidiary.

(z)           OID Legend. THE LOANS MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO.

SECTION 10. DEFINITIONS; CONSTRUCTION

(a)           Except as otherwise set forth in the Exhibits or Appendices hereto, the following terms, as used herein, have the following meanings:

“Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Advisory Agreement” means the Investment Advisory Agreement, dated as of April 18, 2018, between Investment Advisor and the Borrower.

“Affiliate” means, (i) when used with reference to the Borrower, has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act and the rules and regulations thereunder and (ii) when used with reference to any other Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. In any event, the Investment Adviser and its Affiliates shall be deemed Affiliates of the Borrower.

“Anti-Corruption Laws” means all Laws applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.).

“Anti-Terrorism Laws” means all Laws of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the “USA PATRIOT Act”), The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”, the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Asset Coverage Ratio” means, with respect to the Borrower on any date, the ratio, expressed as a percentage, of (a) Total Assets, less all liabilities and Indebtedness of the Borrower and the Permitted Subsidiaries not represented by Senior Securities to (b) the aggregate amount of Senior Securities Representing Indebtedness.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Equity Interests” means, with respect to the Borrower, shares of capital stock of (or other ownership or profit interests in) the Borrower, all of the warrants, options or other rights for the purchase or acquisition from the Borrower of shares of capital stock of (or other ownership or profit interests in) the Borrower, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Borrower or warrants, rights or options for the purchase or acquisition from the Borrower of such shares (or such other interests), and all of the other ownership or profit interests in the Borrower (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Borrowing Date” means the date on which the Borrower borrows the Delayed Draw Term Loan or any Revolving Loan hereunder.

“Borrowing Notice” has the meaning specified in Section 2(c).

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.

“Cash” means all cash denominated in Dollars (or any other currency acceptable to Agent in its sole discretion).

“Cash Equivalents” means:

(i)             securities issued by, or directly and fully guaranteed or insured by, the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition;

(ii)           certificates of deposit, dollar time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with the Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of “P-2” or better from Moody’s or “A-2” or better from S&P;

(iii)           repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(iv)          commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “P-1” or higher from Moody’s or “A-1” or higher from S&P, and in each case maturing within one year after the date of acquisition;

(v)           securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or at least “A” by S&P and in each case having maturities of not more than one year from the date of acquisition; and

(vi)          money market funds provided that each such money market fund meets the requirements of the SEC Rule 2a-7 under the Investment Company Act.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Agent or the Lenders with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, and (y) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation permitted under this Agreement) in one or a series of related transactions, of all or substantially all of the property or assets of the Borrower and its Permitted Subsidiaries, taken as a whole, (ii) the consummation of any transaction the result of which is that any entity becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting stock of the Borrower, (iii) the approval by the Board of Directors of the Borrower or the Borrower’s shareholders of any plan or proposal relating to the liquidation or dissolution of the Borrower, or (iv) the Investment Adviser ceases to be the Qualified Investment Adviser of the Borrower, unless a replacement Qualified Investment Advisor reasonably acceptable to the Agent has been engaged by the Borrower.

“Closing Date” means the date on which the conditions in Section 3(a) have been satisfied.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all “Collateral,” as defined in any Security Document.

“Collateral Requirement” means the requirement that:

(i)             all documents and instruments necessary or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

(ii)           the Borrower and each Permitted Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

(iii)          the Borrower and each Permitted Subsidiary shall have taken all other action expressly required by it under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.

“Collections” means all cash collections and other cash proceeds from any source, including, without limitation, (i) all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of any Investment Asset, (ii) all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Investment Asset, (iii) all amendment fees, late fees, waiver fees, prepayment fees (including call premiums, to the extent such call premiums are in excess of par), (iv)   all Recoveries, (v) all insurance proceeds, (vi) all proceeds of any sale or disposition with respect to such Investment Asset, (vii) the proceeds of any subscriptions and capital raises, and (viii) all cash proceeds or other funds received by the Borrower or any Permitted Subsidiary with respect to any underlying collateral (including from any guarantors).

“Commitment” means the obligation of the Lenders to make Loans under this Agreement in an aggregate principal amount at any one time not to exceed the Commitment Amount.

“Commitment Amount” means, collectively, the Term Loan Commitments and the Revolving Commitments.

“Commitment Fee” means with respect to each Commitment Fee Interest Period the product of (a) 0.75% multiplied by (b) the Unused Amount multiplied by (c) the actual number of days during such Commitment Fee Interest Period divided by (d) 360.

“Commitment Fee Interest Period” means as to the Commitment Fee, (i) initially, the period commencing on the Closing Date and ending on the next succeeding Payment Date and (ii) thereafter, each period commencing on the last day of the preceding Commitment Fee Interest Period and ending on the next succeeding Payment Date; provided that any Commitment Fee Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means (i) the Collateral Account Control Agreement dated as of the date hereof among the Borrower, the Agent and the Custodian with respect to the Custody Account and (ii) each Collateral Account Control Agreement among a Permitted Subsidiary, the Agent and the Custodian with respect to any Subsidiary Custody Account, which shall be in form and substance reasonably satisfactory to the Agent and substantially the same as the Control Agreement described in clause (i).

“Custodian” means (a) U.S. Bank, National Association, or its designee or nominee, acting in its capacity as custodian or (b) any successor custodian reasonably acceptable to the Agent.

“Custody Account” has the meaning given such term in the Security Agreement.

“Custody Agreement” means that certain Custody Agreement dated as of May 2, 2018, between the Borrower and the Custodian.

“Daily Unused Amount” means with respect to each day of the Commitment Fee Interest Period, the excess if any of the daily difference between (a) the Revolving Commitment and (b) the aggregate principal amount of outstanding Revolving Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, if applicable, and all other liquidation, winding up, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time, an interest rate equal to the interest rate otherwise applicable to any Loan at such time plus 2% per annum.

“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of a Loan required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.

“Delayed Draw Borrowing Date” means any Borrowing Date on or prior to the Delayed Draw Term Loan Commitment Termination Date on which the Borrower draws the Delayed Draw Term Loan.

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the difference between such Lender’s Term Loan Commitment and Initial Term Loan Commitment and “Delayed Draw Term Loan Commitments” means, with respect to all Lenders in the aggregate, the difference between the Term Loan Commitments and the Initial Term Loan Commitments.

“Delayed Draw Term Loan Commitment Termination Date” means the date that is sixty (60) days following the Closing Date.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act signed into law on July 21, 2010, as amended.

“Dollar” and “$” mean lawful money of the United States.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” has the meaning specified in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(n), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2(n)(vi) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof or any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, Contractual Obligations or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, Contractual Obligations or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance of such Indebtedness, Contractual Obligations or other obligation, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, Contractual Obligations or other obligation, or (D) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such Person securing any Indebtedness, Contractual Obligations or other obligation of any other Person, whether or not such Indebtedness, Contractual Obligations or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, repurchase agreements or other similar instruments, (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iii) obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, credit derivative transaction or similar agreement or arrangement, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business , in each case, not past due for more than 90 days after the date on which such trade account payable was due and (y) obligations to the Custodian for purposes of clearing and settling purchases and sales of securities, in each case not past due more than five Business Days after such purchase or sale), (v) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (vi) all capital leases and synthetic lease obligations, (vii) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (ix) all obligations of such Person under reverse repurchase agreements or like arrangements, (x) any other obligation of such Person that would constitute indebtedness evidenced by senior securities under the Investment Company Act and (xi) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Appropriate Accounting Principles as of such date. Notwithstanding the foregoing, “Indebtedness” shall not include purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment unless such obligations would be required to be set forth on a balance sheet in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9(f).

“Indirect Fund” means any “registered investment company” within the meaning of Section 8 of the Investment Company Act that has made or holds any investment in excess of 10% of its total assets made in reliance on Sections 12(d)(1)(E), (F), (G) or (J) of the Investment Company Act (other than an investment made in reliance on Rules 12d1-1 thereunder).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund any Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Schedule 1. The aggregate principal amount of the Initial Term Loan Commitments as of the Closing Date is $10,000,000.

“Interest Period” means as to each Loan (i) initially, the period commencing on the date such Loan is disbursed and ending on the next succeeding Payment Date and (ii) thereafter, each period commencing on the last day of the preceding Interest Period and ending on the next succeeding Payment Date; provided that any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

“Investment Adviser” means Flat Rock Global LLC, in its capacity as advisor to the Borrower.

“Investment Asset” means a security or other instrument in the Borrower’s investment portfolio.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, and investment restrictions, as set forth in the Organization Documents and the Prospectus, as supplemented by any annual report included within Form N-CSR, as such provisions may be supplemented, amended or modified as authorized by the Board of Directors of the Borrower and as permitted under this Agreement.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.

“Loan” means the Term Loan, the Revolving Loan and the Incremental Term Loan (if any).

“Make Whole Premium” means, with respect to any prepayment or repayment of the Term Loan made on or prior to the second (2nd) anniversary of the Closing Date, or with respect to any Term Loan the principal of which has become or has been declared to be immediately due and payable on or prior to the second (2nd) anniversary of the Closing Date pursuant to Section 8, an amount equal to the excess of (A) the present value at such date of (1) the principal amount of such Term Loan, plus (2) all remaining required interest payments due on such Term Loan through the Maturity Date (excluding accrued but unpaid interest to the date on which the Make Whole Premium becomes owing), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Term Loan.

“Market Value” means, subject to Section 7, with respect to any Investment Asset on any day, the value determined in good faith by the Borrower or any Permitted Subsidiary based on the Valuation Methodology.

“Material Adverse Effect” means, other than as the result of changes in the market value of the Borrower’s or any Permitted Subsidiary’s assets or liabilities, taken as a whole (a) a material adverse change in, or a material adverse effect upon, the properties or assets (taken as a whole), business, operations, liabilities (actual or contingent), or financial condition or prospects of the Borrower and its Permitted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower or any Permitted Subsidiary to perform its obligations under any Transaction Document to which it is a party; (c) a material impairment of the rights or remedies of the Agent (including in its capacity as the collateral agent under any Security Document) or the Lenders under any Transaction Document; or (d) a material adverse effect upon the Collateral or upon the legality, validity, binding effect or enforceability against the Borrower or any Permitted Subsidiary of any Transaction Document to which it is a party.

“Maturity Date” means the earlier of (x) the Scheduled Maturity Date and (y) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act;

(b)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere;

(c)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to any agreements with any Governmental Authority; or

(d)          the maximum amount of Indebtedness that the Borrower would be permitted to incur without violating any provision of this Agreement, in each case, as in effect at the time of determination.

“Modified Asset Coverage Ratio” means with respect to the Borrower on any date, the ratio, expressed as a percentage, of (a) Total Assets, less Warehouse Investments, less all liabilities and Indebtedness of the Borrower and the Permitted Subsidiaries not represented by Senior Securities to (b) the aggregate amount of Senior Securities Representing Indebtedness.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Asset Value” means the net asset value of the Borrower and its Permitted Subsidiaries determined on a consolidated basis and calculated in accordance with Valuation Methodology.

“NRSRO” means a nationally recognized statistical ratings organization.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and each Permitted Subsidiary arising under any Transaction Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor” means, collectively, each Person obligated to make payments under an Underlying Instrument, including any guarantor thereof.

“Offering Documents” means, for any Person, such Person’s private placement memorandum, prospectus, or other similar offering documents, including any documents incorporated by reference therein.

“Organization Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, statutory trust or other form of business entity, the partnership, joint venture, statutory certificate of trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Pari Passu Lien Indebtedness” means any Indebtedness of the Borrower or any Permitted Subsidiary that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Obligations.

“Payment Date” means the last day of each January, April, July and October of each calendar year or if such day is not a Business Day, the next succeeding Business Day.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Indebtedness” means (a) Indebtedness under this Agreement (including Incremental Term Loans (if any), (b) Preferred Equity Securities, (c) Indebtedness agreed to in writing between the Borrower and the Agent, and (d) solely to the extent the Lenders decline, in their sole discretion, to extend Incremental Term Commitments to the Borrower in accordance with Section 2(g) of this Agreement, Pari Passu Lien Indebtedness, in each case to the extent not in contravention of the Prospectus.

“Permitted Lien” means (a) Liens held by the Custodian under the Custody Agreement at the priority level permitted by the applicable Control Agreement; (b) Liens created under the Security Documents; (c) Liens imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in conformity with Appropriate Accounting Principles have been set aside for the payment thereof; (d) Liens securing judgments for the payment of money to the extent such judgments do not constitute an Event of Default under Section 8(i); and (e) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with Appropriate Accounting Principles.

“Permitted Subsidiary” means each directly wholly-owned Subsidiary of the Borrower that is formed and maintained solely for tax and regulatory purposes, so long as such Subsidiary (a) has executed at the time of its formation (i) a Subsidiary Guaranty, (ii) a Security Agreement, which grants a first priority perfected lien on all of such Subsidiary's assets in favor of the Agent and (iii) a Control Agreement and (b) the Collateral Requirement is satisfied with respect thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Investors” has the meaning specified in Section 4(r).

“Preferred Equity Securities” means securities that (a) are unsecured and subordinated in right of payment to the Obligations, (b) do not mature or have no ability to be optionally redeemed by the holder thereof prior to the date that is ninety-one days after the Scheduled Maturity Date and (c) do not receive any payments or distributions so long as a breach of the Financial Covenants exists and is continuing or a Default or Event of Default exists and is continuing.

“Prospectus” means the registration statement of the Borrower dated as of May 1, 2020 filed with the SEC on Form N-2, as supplemented, or as amended pursuant to Rule 486(b) promulgated under the Securities Act of 1933.

“PTCE 84-14” has the meaning specified in Section 4(r).

“Qualified Investment Adviser” means an “investment adviser” as defined in the Investment Company Act.

“Recipient” means (a) the Agent or (b) any Lender, as applicable.

“Recoveries” means, as of the time any underlying collateral with respect to any defaulted Investment Asset is sold, discarded or abandoned or otherwise determined to be fully liquidated by the servicer, the proceeds from the sale of the underlying collateral, the proceeds of any related insurance policy, any other recoveries with respect to such Investment Asset, as applicable, the underlying collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Investment Asset, as applicable, to be refunded to the related Obligor.

“Regulation T” means Regulation T issued by the Board (12 C.F.R. Part 220).

“Regulation U” means Regulation U issued by the Board (12 C.F.R. Part 221).

“Regulation X” means Regulation X issued by the Board (12 C.F.R. Part 224).

“Regulatory Event” means (i) any adverse determination made by the SEC or any other Governmental Authority for a material violation or material breach of Law (including, without limitation, the Investment Company Act) by the Borrower, any Permitted Subsidiary or the Investment Adviser (with respect to its management of the Borrower) or (ii) any investigation made by the SEC or any other Governmental Authority for a violation or breach of Law (including, without limitation, the Investment Company Act) by the Borrower, any Permitted Subsidiary or the Investment Adviser that would reasonably be expected to have a Material Adverse Effect or (iii) the revocation, suspension or termination of any license, permit or approval held by the Borrower, any Permitted Subsidiary or the Investment Adviser that, in the reasonable judgment of the Agent, is necessary for the conduct of business or management of the Borrower.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Responsible Officer” of a Person means its chief executive officer, chief financial officer, chief investment officer (whether or not the Person performing such duties is so designated) and each other “executive officer” or any authorized designee thereof.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1. The aggregate principal amount of the Revolving Commitments as of the Closing Date is $2,500,000.

“Revolving Commitment Period” means the period from the date of this Agreement to but excluding the Maturity Date.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, a Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) operating or organized under the laws of or a citizen or resident of a Sanctioned Country or (c) owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means September 18, 2024, or if such day is not a Business Day, the immediately preceding Business Day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Securities Act of 1933” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Security Agreement” means (i) the Security Agreement dated as of the date hereof between the Borrower and the Agent and (ii) each Security Agreement related to the Obligations entered into by a Permitted Subsidiary and the Agent, which shall be in form and substance substantially the same as the Security Agreement described in clause (i).

“Security Documents” means (i) each Security Agreement, (ii) each Control Agreement, (iii) the Custody Agreement, (iv) each Subsidiary Custody Agreement and (v) any additional pledges, security agreements or mortgages required to be delivered pursuant to the Transaction Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

“Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Similar Law” has the meaning specified in Section 4(r)(iii).

“Subsidiary” of a Person means any other Person (i) of which a majority of the shares of securities or other equity interests are at the time beneficially owned by such Person and (ii) the management of which is controlled, directly or indirectly, by such Person or an Affiliate of such Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings. Notwithstanding anything herein to the contrary, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under Appropriate Accounting Principles, consolidated on the financial statements of the Borrower.

“Subsidiary Custody Account” has the meaning given such term in each Security Agreement described in clause (ii) of the definition thereof.

“Subsidiary Custody Agreement” means each custody agreement between a Permitted Subsidiary and the Custodian.

“Subsidiary Guaranty” means each guarantee agreement executed and delivered by a Permitted Subsidiary in favor of the Agent, in form and substance reasonably satisfactory to the Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Revolving Loan” means a Revolving Loan, in an amount not to exceed 5% of the Total Assets at the time when such Revolving Loan is made, that is repaid within sixty (60) days from the applicable Borrowing Date, without any extension or renewal thereof.

“Term Loan Commitments” means collectively the (i) Initial Term Loan Commitments and (ii) the Delayed Draw Term Loan Commitments. The aggregate principal amount of the Term Loan Commitments as of the Closing Date is $20,000,000.

“Threshold Amount” means $500,000.

“Total Assets” means, without duplication, the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the Investment Company Act) of the Borrower and each Permitted Subsidiary determined based on the valuation policies of the Borrower. For the avoidance of doubt, “Total Assets” shall exclude the value of Borrower’s equity interests in the Permitted Subsidiaries.

“Total Outstandings” means, at any date, the aggregate outstanding principal amount of the Loans on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Transaction Documents” means this Agreement, each Subsidiary Guaranty and the Security Documents.

“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 365 days (or 366 as the case may be)) equal to the rate on the date of prepayment, that is the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities with a maturity closest to the amount of days from the date of repayment through the second (2nd) anniversary of the Closing Date.

“Underlying Instrument” means the loan agreement, credit agreement, indenture or other agreement pursuant to which an Investment Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Investment Asset or of which the holders of such Investment Asset are the beneficiaries.

“Unused Amount” means with respect to each Commitment Fee Interest Period the quotient of (a) the sum of Daily Unused Amount for each day during such Commitment Fee Interest Period divided by (b) the actual number of days during such Commitment Fee Interest Period.

“U.S.” or “United States” means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2(n)(vi)(B)(2)(C).

“USA PATRIOT Act” has the meaning given to such term in the definition of Anti-Terrorism Laws.

“Valuation Methodology” means the established policies and procedures adopted by the Board of Directors of the Borrower to value the Borrower’s and any Permitted Subsidiary’s portfolio assets, including Investment Assets, in accordance with the Investment Company Act and the rules and regulations thereunder, which is described in the Prospectus and in effect on the Closing Date.

“Valuation Statement” means a statement prepared by the Borrower or its administrator and delivered in electronic format as a spreadsheet, in the form attached hereto as Schedule 2, which shall contain, as of the end of each calendar month or intra-month date, (i) the itemized Market Value of each Investment Asset and other Collateral, (ii) the calculation of the Net Asset Value for such month; and (iii) the calculation of the Asset Coverage Ratio and the Modified Asset Coverage Ratio on a pro forma basis after giving effect to the incurrence of any Loan proposed to be borrowed by the Borrower.

“Warehouse Investments” means any investments in non mark-to-market credit facilities with an initial maturity or repayment date of at least 3.5 years.

“Withholding Agent” means the Borrower or the Agent, as the context may require. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

FLAT ROCK OPPORTUNITY FUND, as
Borrower

By:	/s/ Shiloh Bates
	Name:	Shiloh Bates
	Title:	Chief Investment Officer

Address for Notices:

1350 Sixth Avenue, Suite 1800 New York, NY 10019 Attention: Shiloh Bates Telephone: 917.971.2800

EAGLE POINT CREDIT MANAGEMENT
LLC, as Lender and Agent

By:
Name:
Title:

Address for Notices:

Attention:
Telephone:
Facsimile:

Wiring instructions:
Account Name:
Account Number:
Attention:

Signature Page to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

FLAT ROCK OPPORTUNITY FUND, as
Borrower

By:
Name:
Title:

Address for Notices:

Attention:
Telephone:
Facsimile:

EAGLE POINT CREDIT MANAGEMENT
LLC, as Agent

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:
600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

Signature Page to Credit Agreement

[***], as Lender

by Eagle Point Credit Management LLC, its investment manager

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC 600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

Signature Page to Credit Agreement

[***], as Lender

by Eagle Point Credit Management LLC, its investment manager

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC 600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

Signature Page to Credit Agreement

[***], as Lender

by Eagle Point Credit Management LLC, its investment manager

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC 600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

Signature Page to Credit Agreement

SCHEDULE 1

INITIAL TERM LOANS

Lender	Initial Term Loan Commitment
[***]	$4,166,667
[***]	$4,166,667
[***]	$1,666,666
Total	$10,000,000

TERM LOAN COMMITMENTS

Lender	Term Loan Commitment
[***]	$8,333,334
[***]	$8,333,334
[***]	$3,333,332
Total	$20,000,000

REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment
[***]	$1,041,667
[***]	$1,041,667
[***]	$416,666
Total	$2,500,000

SCHEDULE 2

FORM OF VALUATION STATEMENT

EXHIBIT A-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FLAT ROCK OPPORTUNITY FUND, as borrower, and EAGLE POINT CREDIT MANAGEMENT LLC, as administrative agent and collateral agent (in its capacity as the agent, “Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2(n) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: _________ ___, 2020

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT A-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FLAT ROCK OPPORTUNITY FUND, as borrower, and EAGLE POINT CREDIT MANAGEMENT LLC, as administrative agent and collateral agent (in its capacity as the agent, “Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2(n) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: _________ ___, 2020

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT A-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FLAT ROCK OPPORTUNITY FUND, as borrower, and EAGLE POINT CREDIT MANAGEMENT LLC, as administrative agent and collateral agent (in its capacity as the agent, “Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2(n) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: _________ ___, 2020

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT A-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FLAT ROCK OPPORTUNITY FUND, as borrower, and EAGLE POINT CREDIT MANAGEMENT LLC, as administrative agent and collateral agent (in its capacity as the agent, “Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2(n) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: _________ ___, 2020

[NAME OF LENDER]

By:
Name:
Title: